Exhibit 99.1

Investor Update: February 5, 2016

Virgin America Inc. (NASDAQ: VA) (the “Company”) is in the process of closing its books for the year ended December 31, 2015, and will release its fourth quarter and full year 2015 financial results on February 18, 2016. This investor update provides guidance for the Company’s current expectations related to certain items for such periods. All data is based on preliminary estimates.

Fourth Quarter 2015

Unit Revenue and Cost Performance

Capacity, as measured by available seat miles, increased by 10.3 percent for the fourth quarter of 2015 as compared to the fourth quarter of 2014.

The Company’s preliminary calculations for Passenger Revenue per Available Seat Mile (PRASM) indicate a decrease of approximately 5.1 percent versus the fourth quarter of 2014. PRASM in the fourth quarter of 2015 was negatively impacted by weaker than expected demand in the month of December and a continued low fare environment in the markets that the Company serves from Dallas Love Field. Total RASM (inclusive of other revenue) decreased approximately 4.7 percent versus the fourth quarter of 2014.

Based on preliminary calculations, Cost per Available Seat Mile (CASM) excluding special items, fuel and profit sharing1 increased approximately 4.6 percent versus the fourth quarter of 2014. The increase in CASM excluding special items, fuel and profit sharing versus the Company’s prior expectations was negatively impacted by the following:

1)	Higher than expected marketing costs to support developing markets within Virgin America’s network;

2)	Higher aircraft maintenance expense from some minor damage events that occurred during the quarter and from the timing of heavy maintenance activities originally planned to begin in January 2016; and

3)	Higher than expected other operating costs for crew training to support the Company’s resumption of growth.

Management believes these additional unexpected costs that the Company incurred during the fourth quarter primarily reflect the resumption of growth during the quarter and, to some degree, the acceleration of costs that would have otherwise occurred in early 2016. The Company continues to expect CASM excluding special items, fuel and profit sharing to decrease between 1.0 percent and 2.0 percent for the full year 2016.

[1]	Please see “GAAP to Non-GAAP Reconciliations” for reconciliations of non-GAAP financial measures used in this release and the reasons management uses these measures.

Fuel Costs

The economic fuel cost per gallon, inclusive of related taxes and hedge costs, was $1.76 per gallon for the fourth quarter of 2015.

Special Items

The Company expects to record certain special items in its fourth quarter 2015 financial results which are detailed below.

Aircraft Maintenance Deposits - The Company expects to record a non-cash change in estimate of approximately $40.0 million to expense as aircraft rent certain aircraft maintenance deposits held by lessors related to the planned future replacement of engine life-limited parts (“LLP”). Under the current fleet plan, which has been modified to include 10 Airbus A321neo aircraft to be added to the fleet in 2017 and 2018, the Company expects to utilize the fleet in such a way that the LLP replacements are not likely to occur on a number of existing leased aircraft during their lease terms. This change in estimate adjusts LLP deposits for these aircraft. In addition, future LLP deposit payments on these aircraft will be expensed as incurred. Previously, the Company expected to complete replacement of LLPs on these aircraft in a future period, incurring the full expense of replacement, and then recover these deposits after such maintenance event occurred. Under the Company’s revised expectations, the Company will avoid the full replacement cost of the LLPs for these aircraft, ultimately resulting in an overall lower total maintenance cost during the remaining terms of the leases for these aircraft.

Income Tax Valuation Allowance Reversal - The Company expects to record a credit to income tax expense in the fourth quarter of 2015 from the reversal of the income tax valuation allowance on net deferred tax assets. This will be a one-time non-cash credit recorded during the fourth quarter, and will result in recording income tax expense beginning in 2016 associated with any future earnings. The Company expects a tax rate of approximately 38.5% for full year 2016 but does not anticipate any material cash taxes in 2016 as the Company’s federal net operating loss carry-forwards of approximately $690.0 million are expected to offset cash income taxes.

Forward-Looking Statements

Statements in this investor update include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “would,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company’s objectives, plans or goals, the Company’s estimates of financial results or performance or actions the Company may take in the future, are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at which or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the price and availability of aircraft fuel; the Company’s ability to compete in an extremely competitive industry; the successful execution and implementation of the Company’s strategy; security concerns resulting from any threatened or actual terrorist attacks or other hostilities; the threat of unauthorized incursions of our information technology infrastructure; the Company’s reliance upon technology and automated systems to operate its business; the potential effects of emergencies, accidents or similar incidents on the Company’s reputation and business; changes in economic conditions; the Company’s limited profitable operating history; and changes in governmental regulations. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of February 5, 2016, and which the Company has no current intention to update. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions of these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP to GAAP Reconciliations

The Company evaluates its financial performance using various financial measures, some of which are measures calculated under GAAP, and some of which use alternative methods of calculation (non-GAAP). These measures include net income/loss, net earnings/loss per share and CASM, among others. Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. All data is based on preliminary estimates.

CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. The Company believes that adjusting CASM for certain special items is useful to investors because the items are not expected to be incurred on a regular basis in future periods. The Company also believes that excluding fuel costs from CASM is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that reporting economic fuel cost per gallon excluding gains or losses on hedges that related to future periods is useful to investors because such gain or loss is not indicative of the actual future value of the underlying hedge contract, and the Company believes that excluding such gain or loss helps investors to understand the core operating performance in the current period. In addition, the Company believes that excluding Profit Sharing costs from CASM better allows investors to understand the core operating cost performance for the period and provides for a more meaningful comparison of the costs of the Company’s operations to those of the rest of the industry.

Preliminary 4th Quarter 2015 CASM	YOY Change
Total CASM	(7.1%)
Less Special Items	(3.0%)
Less Fuel Expense	14.5%
Less Profit Sharing Expense	0.2%
CASM excluding Special Items, Fuel Expense, and Profit Sharing Expense	4.6%

Investor Contact:

Stephen Shulstein - stephen.shulstein@virginamerica.com or 650.645.5694